UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2006
SECURUS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
14651 Dallas Parkway, Suite 600
Dallas, Texas 75254-8815
(Address of principal executive offices)
(972) 277-0300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.02. Termination of Material Definitive Agreement.
     On February 7, 2006, AT&T Operations, Inc. (“AT&T/SBC”) informed the Company in writing that it had decided to withdraw its letter dated January 25, 2005 which notified the Company that AT&T/SBC was considering terminating the billing and collections agreement with the Company. Pursuant to the billing and collections agreement, AT&T/SBC bills the Company’s customers, on behalf of the Company, for inmate collect calls made on the Company’s inmate calling platform in the AT&T/SBC territory. AT&T/SBC’s decision to withdraw its notice followed discussions, clarifications and assurances by the Company, including, among other things, that the Company’s settlement of the Condes litigation was in no way an admission of fault, liability or wrongdoing of any kind, and the allegations in the Condes litigation were completely unfounded and without merit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURUS TECHNOLOGIES, INC. (Registrant)
DATE: February 7, 2006	/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

DATE: February 7, 2006	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

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